THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO SALOMON INC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-

CUSIP

                                                                $

                                   SALOMON INC
                           Nikkei 225 Index Securities
                               due August __, 2002

     Salomon Inc, a Delaware corporation (hereinafter referred to as the "Company" which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TEN DOLLARS ($10.00) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, on August __, 2002 (the "Stated Maturity"). This Security will not bear periodic payments of interest, is not subject to redemption or any sinking fund prior to maturity, and is not subject to the defeasance provisions of the within-mentioned indenture.

     Payment of the Principal Amount and the Supplemental Redemption Amount with respect to this Security shall be made upon presentation and surrender of this Security at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

     This Security is one of the series of Nikkei 225 Index Securities due August __, 2002 (the "Securities").

SUPPLEMENTAL REDEMPTION AMOUNT

     The "Supplemental Redemption Amount" with respect to this Security equals:


                       Ending Index Value - Starting Index Value
Principal Amount   X   -----------------------------------------    X   Participation Rate
                                Starting Index Value


provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The "Starting Index Value" equals ______, which was the closing value of the Nikkei 225 Index (the "Index") on August __, 1997. The Participation Rate equals ______. The Ending Index Value will be determined by Salomon Brothers Inc (the "Calculation Agent", which term includes any successor thereto) and will equal the average of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days during such Calculation Period, then the Ending Index Value will equal the average of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period due to the occurrence of one or more Market Disruption Events as defined below, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which The New York Stock Exchange, the American Stock Exchange and the Tokyo Stock Exchange (the "TSE") are open for trading and the Index or any Successor Index as defined below is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

     If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation

Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or such Successor Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index or such Successor Index is modified so that the value of such Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in such Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of such Index as if it had not been modified (e.g., as if such split had not occurred).

     The Trustee shall not at any time be under any duty or responsibility to any Holder of this Security to determine whether any facts exist which may require any adjustment to the Ending Index Value or with respect to the nature or extent of any such adjustment when made or with respect to the method employed in making the same.

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) a suspension, material limitation or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half period preceding the close of trading on the applicable exchange; or

          (ii) the suspension or material limitation on the Singapore International Monetary Exchange, Ltd., the Osaka Securities Exchange or any other major futures or securities market from trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) a suspension in trading in a futures or options contract on the Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, and (4) a "suspension, material limitation or absence of trading" on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances.

DISCONTINUANCE OF THE INDEX

     If Nihon Keizai Shimbun, Inc. ("NKS") discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then the Ending Index Value shall be determined by reference to the value of such Successor Index using the methodology described above.

     Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be furnished to the Company and the Trustee, who shall provide notice thereof to Holders of the Securities.

     If NKS discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

     If NKS discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Index Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described above, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.


GENERAL

     This Security is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture, dated as of October 27, 1993, as amended and restated from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are not subject to redemption by the Company or at the option of any Holder prior to the Stated Maturity.

     If an Event of Default with respect to the Securities shall have occurred and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. In such case, the amount declared due and payable upon any acceleration permitted by the Indenture, with respect to the Principal Amount thereof, will be equal to: (i) the Principal Amount, plus (ii) the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the Stated Maturity of the Securities.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The Holder of this Security may not enforce such Holder's rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount with respect to this Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency, herein prescribed.

     The Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof.

     The Trustee will from time to time register the transfer of this Security upon surrender thereof at the principal corporate trust office of the Trustee, duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Trustee duly executed by the Holder thereof, a duly appointed legal representative or a duly authorized attorney. Such signature must be guaranteed. A new Security will be issued to the transferee upon any such registration of transfer.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the Securities are exchangeable for a like aggregate principal amount of Securities in authorized denominations, as requested by the Holder surrendering the same. The Company will thereupon execute, and the Trustee will authenticate and deliver, one or more new Securities representing such like aggregate principal amount of Securities.


     If any Security is mutilated, lost, stolen or destroyed, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange and substitution for such mutilated Security, or in replacement for such lost, stolen or destroyed Security, a new Security representing a like aggregate principal amount of such Securities, but only upon receipt of evidence satisfactory to the Company and to the Trustee of loss, theft or destruction of such Security and security or indemnity, if requested, satisfactory to them. Holders requesting replacement Securities must also comply with such other reasonable regulations as the Company or the Trustee may prescribe.

     No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith, other than in connection with exchanges not involving a transfer In the case of the replacement of mutilated, lost, stolen or destroyed Securities, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days or (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Security shall be exchangeable, this Security shall be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Securities are so delivered, the Company may make such changes to the form of this Security as are necessary or appropriate to allow for the issuance of such definitive Securities.

     Prior to the due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture but not in this Security shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                                 SALOMON INC,

                                                   By:_________________
                                                   Name:
                                                   Title:

Corporate Seal
Attest:

By:_________________
Name:
Title:

Dated:  August __, 1997

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities
     referred to in the within-mentioned
     Indenture.


The Bank of New York,
as Trustee

By:______________________
    Authenticating Agent


By:______________________
    Authorized Signatory